Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the accompanying Annual Report on Form 10-K for the year ended December 31, 2006 (the Report) of Denbury Resources Inc. (Denbury) as filed with the Securities and Exchange Commission on February 28, 2007, each of the undersigned, in his capacity as an officer of Denbury, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Denbury.

Dated: February 28, 2007	/s/ Gareth Roberts
Gareth Roberts
President and Chief Executive Officer

Dated: February 28, 2007	/s/ Phil Rykhoek
Phil Rykhoek
Sr. Vice President and Chief Financial Officer